                                                                   EXHIBIT 10.19


                            IQ SOFTWARE CORPORATION
                               RESELLER AGREEMENT


      This Reseller Agreement ("Agreement") is entered into as of this 8th day of July, 1998 between IQ Software Corporation ("IQSC") and the Reseller ("Reseller"), identified on the last page of this Agreement.

      WHEREAS, IQSC has developed and has the right to market certain decision support software, and

      WHEREAS, the Reseller desires the non-exclusive right to market certain IQSC software to its customers and prospective customers;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

      (a) "Software" shall mean the software programs (object code) described in Schedule A. In the event IQSC ceases to market any program listed on Schedule A, it may, upon thirty (30) days prior written notice to Reseller, remove such Software from the list of software programs described in Schedule
A. Software shall mean the most current version of the Software released by IQSC in its sole discretion at the time the license is granted, including modifications and improvements thereof, but shall not include software programs which are marketed by IQSC as new or different software programs from the software programs listed on Schedule A.

      (b) "Documents" shall mean operating manuals and other guides released by IQSC for use by end users of the Software.

2.    APPOINTMENT.

      (a) IQSC hereby appoints the Reseller as a non-exclusive reseller of the Software, subject to the terms and conditions of this Agreement and Reseller accepts such appointment.

      (b) IQSC will license a reasonable number of copies of the Software to the Reseller at no charge for its own internal use, including for demonstration purposes.

      (c) The appointment contained herein does not constitute a grant of any specific territory or geographic area. IQSC reserves the right to market and solicit sales directly and indirectly through dealers and distributors, and through any other channel of distribution at any time and from time to time, as it determines in its sole judgment, and Reseller will not be entitled


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to any commission, discount or any other compensation with respect to or on account of such sales.

     (d) Reseller will determine the price at which it sells the Software to the end-users. Any price list of IQSC are suggestions only and Reseller may charge different prices without obligation or liability to or approval of IQSC.

     (e) Reseller shall use commercially reasonable efforts to continuously and aggressively market the Software, effectively demonstrate, deliver and install the Software and instruct customers regarding the proper and efficient installation and use thereof provided that IQSC agrees to provide the Reseller with sales and marketing information applicable to the Software and shall furnish to the Reseller reasonable quantities of the specifications, fact sheets, product descriptions and other promotional literature pertaining to the Software.

     (f) The Reseller agrees to employ, train and maintain at all times an adequate staff of sales and support personnel to effectively promote the Software provided that IQSC provides to the Reseller two (2) training classes pertaining to the Software from time to time at locations to be mutually agreed upon. Reseller agrees to reimburse IQSC for reasonable travel expenses of IQSC personnel.

     (g) All activities of the Reseller pursuant to its obligations under this Agreement shall be undertaken at the sole cost and expense of the Reseller.

     (h) The Reseller shall prepare and submit to IQSC monthly marketing and sales reports within fifteen (15) days after the end of each calendar month in such form and with such information as IQSC may reasonably request from time to time.

     (i) The Reseller shall obtain orders on contracts designated by IQSC, which orders are not valid or binding until accepted by IQSC in its reasonable discretion. A contract accepted by IQSC shall hereafter be referred to as an "Accepted Contract." The Reseller shall make no commitments, written or oral, regarding the Software or the terms and conditions of the license thereof that are not specifically set forth in the IQSC's then standard license agreement ("License Agreement") or as specifically authorized in writing by IQSC.

     (j) The Reseller agrees to indemnify and hold harmless IQSC from any loss or damages claimed by reason of or arising out of any alleged agreement, representation or undertaking made to the licensee of the Software by the Reseller or its officers, employees or agents not contained in the License Agreement or specifically authorized in writing by IQSC. IQSC will give the Reseller prompt written notice of any such claim or loss.

3.   MAINTENANCE AND SUPPORT.

     (a) IQSC agrees to provide maintenance and support services to the licensees of the Software as herein provided at its then published rate, as such may be modified from time to time,



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as long as IQSC generally provides support for such Software to others. IQSC will enter into support and maintenance agreements directly with such licensee upon such terms and conditions as mutually agreed upon by IQSC and the licensee. The Reseller is not authorized to market IQSC's maintenance and support services, but may advise a potential licensee of the availability of such services.

     (b) IQSC shall use reasonable efforts to make prompt delivery of the Software sold pursuant to an Accepted Orders placed by the Reseller, but IQSC shall not be liable for any delay in delivery or error in filling any order for any reason whatsoever.

 4.  LICENSE FEE.

     (a) Reseller shall pay IQSC for the right to grant sublicenses of the Software to end-users as hereinabove set forth in the amounts set forth in Schedule B. Each sublicense of a copy of the Software constitutes a single sublicense/license for determining the amounts payable hereunder.

     (b) The Software will be furnished by IQSC to the Reseller only in machine readable (object code) form on diskettes or other appropriate media.

5.   PAYMENTS.

     (a) A sublicense of the Software is granted, for purposes of determining the license fees payable, at the time a copy of Software is delivered to the sublicensee/end-user. Payment of all license fees for Software licensed hereunder in a calendar month shall be due and payable within fifteen (15) days after the last day of said calendar month.

     (b) Charges for copies of Documents as set forth in Schedule B shall be invoiced by IQSC and shall be payable by Reseller within thirty (30) days after the date of invoice from IQSC. Reseller shall be responsible for invoicing and collections from sublicensees of the Software.

     (c) Reseller shall be liable to IQSC for any sales, user or other similar tax payable arising out of the sale, license or lease of the Software to Reseller or its end-users. It shall be Reseller's responsibility to provide IQSC with any sales tax exemption certificate.

     (d) In the event of a default in any payment hereunder, IQSC may thereafter request payment of such fees and charges in advance of delivery of the Software to the Reseller or to its agents or to the sublicensee.

6.   TERM.

     This Agreement shall continue for an initial term of six (6) months from the date hereof and shall be automatically renewed for additional periods of six (6) months each thereafter unless terminated as of the end of any year upon sixty (60) days prior written notice by a party to the

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other. Written notice shall be deemed given upon delivery to the address set forth below to the attention of person so designated if notice is given by facsimile transmission (with written confirmation by registered or certified mail), private carrier or hand delivery or five (5) days after being mailed if notice is by certified mail, postage prepaid, return receipt requested. Termination of this Agreement does not terminate the rights which have accrued as of the date of termination hereunder or the obligations under paragraphs 7, 9, 10, 12 and 17.

7.   TRADE SECRETS AND CONFIDENTIAL INFORMATION.

     (a) During the term of this Agreement and at all times thereafter, the recipient ("Recipient") of any trade secrets or other intellectual property or confidential information (collectively "Information") of the other party or of its customers or suppliers ("Owner") agrees not to use or disclose to others, without prior written consent of the Owner, any Information of the Owner obtained by the Recipient hereunder, except to use such Information as is necessary in the course of performing its obligations hereunder.

     (b) Upon termination of the term of this Agreement, Recipient shall not retain or take any document, data, program code, technical data, manuals, or other documents and instruments (collectively "Documents") of the Owner obtained by Recipient, or any reproductions thereof, in whole or in part. All Documents and all copies thereof shall be surrendered to the Owner at any time upon request of the Owner and/or upon the termination of the term of this Agreement and upon the request of the Owner all Information on any other media, including computer memory, shall be destroyed and Recipient shall so certify in writing upon request by the Owner.

     (c) Recipient agrees at all times to hold the Information in confidence and shall not disclose the Information, in whole or in part, and shall not use the Information, in whole or in part, except as herein permitted or as otherwise agreed in writing. In addition, the Recipient agrees to disclose the Information only with, and transmit the Information only to, its employees who need to know the Information in order to perform the Recipient's undertaking as provided herein and who have agreed to be bound by an agreement to maintain the confidentiality thereof and to use the Information only as herein provided.

     (d) Recipient recognizes and acknowledges the competitive value and the confidential nature of the Information and the damages that could result to the Owner if the Information is disclosed to or used by any unauthorized third party. Recipient agrees to take reasonable security precautions to prevent the unauthorized use by and disclosure to any person or entity of the Information, except those permitted herein, and shall take reasonable security precautions to prevent any employee who has access to the Information for using or disclosing the Information, except as herein permitted. Recipient shall use not less than the same degree of care to prevent unauthorized use and/or disclosure of the Information which the Recipient applies with respect to its own trade secrets and confidential information of like importance, which shall be not less than what a prudent business person would employ to safeguard its own Information of like importance from unauthorized use or disclosure.


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     (e)  "Trade Secrets" shall mean Information which constitutes a Trade
Secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990 ("Act").

     (f) "Confidential Information" shall mean all information and data which is protectible as a legal form of property and all nonpublic information that the owner or others designate as being a "Trade Secret", "Proprietary" or "Confidential" or other similar designations or which, under the circumstances surrounding disclosure, ought to be treated as Confidential Information. Confidential Information shall not include any Information which constitutes a Trade Secret within the meaning of the Act.

     (g) Recipient shall provide the Owner with written notice of any unauthorized disclosure or use of the Information promptly upon Recipient becoming aware thereof.

     (h) The parties agree that the limitations herein on disclosure and the use of Confidential Information of the Owner shall be for a period of five (5) years from the date of its disclosure, subject to the earlier termination as provided in subparagraph (i). Trade Secrets shall be kept confidential at all times hereafter subject to the earlier termination as provided in subparagraph
(i).

     (i) Information shall not include Information upon the occurrence of any of the following events: (i) the information becomes publicly known through no wrongful act of Registrant; (ii) the information is lawfully received by Recipient from a third party without a similar restriction regarding confidentiality and without a breach of this Agreement or (iii) the information is independently developed by Recipient.

8.   INDEPENDENT CONTRACTORS.

     It is agreed that the relationship between the parties is that of independent contractors and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint venturers, agent and principal, employer and employee or any other relationship other than that of independent contractors. At no time shall either party make any commitment or incur any charges or expenses for or in the name of the other party.

9.   PUBLICITY.

     The parties shall not make disparaging remarks to others about the other party or the Software. During the term of this Agreement, the Reseller is permitted to publicly state that it is a Reseller of the Software.

10.  NON-SOLICITATIONS OF EMPLOYEES.

     Each party agrees that, during the term of this Agreement and for a period of twelve (12) months following termination hereof for any reason, neither party will, directly or indirectly, solicit or in any manner encourage employees of the other party to leave his/her employ for an



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engagement in any capacity by the party or by another person or offer or urge, suggest or cause others that they offer to employ in any capacity any employee of the other party.

11.    AMENDMENT.

       This Amendment may be amended by the parties from time to time only by a written agreement duly executed by the parties hereto, except that IQSC may amend the definition of the term "Software" to include additional software by sending written notice to the Reseller, upon which event the term "Software" shall automatically be modified to include such additional software.

12.    INFRINGEMENT.

       IQSC represents that it has sufficient right, title and interest in the Software to grant the licenses contained in this Agreement. IQSC agrees to defend at its expense any suit against Reseller based upon a claim that does not have sufficient right, title, and interest in the Software to grant the license contained in this Agreement, or that the Software infringe(s) any patent or copyright, and to pay the amount of any settlement or the costs and damages finally awarded after appeal, if any, in such suit, provided that (1) IQSC is notified promptly in writing of any notice of claim or threatened or actual suit and is given complete authority for the defense of such claim, and
(2) at IQSC's request, IQSC is given assistance and information for the defense of the same.

       Following written notice of a claim or of a threatened or actual suit, IQSC may at its expense, without obligation to do so, procure for Reseller the right to continue to market, use and have others use the alleged infringing Software or, without obligation to do so, may replace or modify the Software to make it non-infringing. If IQSC elects to replace or modify the Software, such replacement shall meet substantially the same specifications of the Software as provided in the documents.

13.    EARLY TERMINATION.

       Notwithstanding any other provision of this Agreement, this Agreement may be terminated by IQSC or Reseller, prior to the expiration of the term of the appointment set forth in paragraph 6, upon a material default by the other party which is not corrected within thirty (30) days of receipt of notice of such termination. A material default shall include, but shall not be limited to, the unauthorized disclosure of Information of the other party, the unauthorized copying of the Software or Documents by Reseller or Reseller providing copies of the Software to others in violation of the terms of this Agreement.

14.    TRADEMARKS.

       Reseller acknowledges that the trademarks and trade names heretofore and hereafter used by IQSC in connection with the Software (collectively "Trademarks") are the exclusive property of IQSC. Reseller may use the Trademarks only in accordance with guidelines provided by IQSC



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to Reseller from time to time during the term of this Agreement; provided that
Reseller shall not use the Trademarks in any manner likely to confuse, mislead or deceive the public or be injurious or inimical to the best interests of IQSC. IQSC, for any reason, may at any time upon written notice to Reseller terminate any right granted to Reseller to use any Trademark.

14.  ASSIGNMENT.

     Neither this Agreement, or any rights hereunder, may be assigned by Reseller and any attempt to assign this Agreement or any rights hereunder without prior written approval by IQSC shall automatically terminate this Agreement. The parties agree that this Agreement is in the nature of a personal service agreement and its continuation is conditional upon Reseller being owned in the same manner as owned on the date of this Agreement. IQSC may terminate this Agreement upon ten (10) days prior written notice if a change in control of Reseller has occurred without the prior written approval of IQSC. Reseller shall promptly notify IQSC of all changes in the ownership of Reseller. IQSC may assign and transfer this Agreement or its rights hereunder to any affiliated IQSC and to the successor of its business. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of any party hereto.

16.  WAIVERS.

     No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party waving the right. Failure to promptly demand compliance or performance shall not constitute a waiver of a party's right hereunder.

17.  MISCELLANEOUS.

     (a) Reseller shall make no representations regarding any Software or IQSC to any potential customer or licensee and acknowledges that Reseller has no authority to do so.

     (b) In no event shall either party be liable to the other party for any indirect, incidental, special, punitive or consequential damages, including but not limited to, loss of profits or revenue, however incurred, even if such party has been advised of the possibility of such damages.

     (c) This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matters hereof. The parties acknowledge that there are no warranties or representations, including regarding the Software, not specifically set forth herein.

     (d) Each party represents to the other that this Agreement constitutes a valid and binding obligation of such party and is enforceable against such party in accordance with its terms. If any provision of this Agreement shall be held by a court to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. Without waiving a party's claim or breach of representation, if any provision of this Agreement in any way contravenes any law, the parties hereto agree to revise such provisions in such a manner as to meet the requirements of law and as nearly as possible to reflect the original intention of the parties.

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     (e)  This Agreement shall be construed and governed by the laws of the
State of Georgia (without giving effect to the principles of conflict of laws).

18.  ACCOUNT REGISTRATION

     Prior to beginning a sales effort into any prospect or customer account, Reseller agrees to "register" sales opportunity with IQSC. The purpose of this registration is to confirm that the specific opportunity with the specific department or division of the prospect or customer is not currently on IQSC's active prospect list. The registration request must include the company name, address, primary contact, department or division and a brief description of the sales opportunity. Within forty-eight (48) hours of the receipt of account registration request, Reseller will be notified of the acceptance or rejection of the account request. If the specific opportunity with the specific department or division is currently on IQSC's active prospect list then Reseller's registration request will be denied and IQSC shall have no obligations to the Reseller (including payment of compensation) under the terms of this agreement. If the specific opportunity with the specific department or division is not on IQSC's active prospect list, then it will be registered to Reseller for a period of six (6) months. If Reseller does not sell IQSC Software products into the registered opportunity within the six (6) month period, the opportunity is subject to be reassigned.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

IQ SOFTWARE CORPORATION                RESELLER: INFORMATION ADVANTAGE

By: /s/ CLARENCE R. CHITTY             By: /s/ DONALD W. ANDERSON
    -------------------------------        -------------------------------------
Name: Clarence R. Chitty               Name: Donald W. Anderson
      -----------------------------          -----------------------------------
Title: Pres/CEO                        Title: Vice President & CFO
       ----------------------------           ----------------------------------
Notices:                               Notices:
3295 River Exchange Drive              Address: 7905 Golden Triangle Drive
Suite 550                                       --------------------------------
Norcross, Georgia 30092                Eden Prairie, MN. 55344-7227
Attention:  President                  -----------------------------------------

                                       -----------------------------------------
                                       Attention: Don Anderson
                                                  ------------------------------


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                                   SCHEDULE A
                                 IQSC Software
                                 Paragraph 1(a)

Name
IQ/Objects
     Administrator Edition
     Reporting Edition
     Query Edition
     Personal Edition
IQ/SmartServer
IQ/Vision
IQ/VisionServer
IQ/WebPak

IQ/Objects Administrator Edition: Includes the IQ/Objects Knowledgebase Manager which allows database administrators to configure, define and maintain access to multiple data sources. It also includes everything found in the Reporting Edition and Personal Edition, and can submit jobs to IQ/SmartServer.

IQ/Objects Reporting Edition: Provides both the Interactive QuickQuery tools and powerful FreeForm tools to create queries, reports, charts, and crosstabs. It also includes everything found in the Query Edition and Personal Edition, and can submit jobs to IQ/SmartServer.

IQ/Objects Query Edition: Provides the complete IQ/Objects QuickQuery tool set for creating queries. It does not include the FreeForm tool set. However users of this edition can use documents created with FreeForm tools by other users. They can submit these documents for viewing, printing, or exporting query results, but cannot modify these documents. It also includes everything found in the Personal Edition, and can submit jobs to IQ/SmartServer.

IQ/Objects Personal Edition: Provides the ability for users to submit queries for already-defined documents and view, print, export and save the results, but cannot modify these documents. Personal Edition includes a DDE Interface and a rich command line file option set, and can submit jobs to IQ/SmartServer.

IQ/SmartServer: IQ/SmartServer resides on either a Windows NT server, or HP-UX, IBM AIX, or Sun SOLARIS server. IQ/Objects users can off-load time-consuming or repetitive queries and reports to IQ/SmartServer. Users can schedule these processes to run at off-peak hours and direct IQ/SmartServer to send the final report to a variety of formats. One of the supported output options is HTML. HTML reports can be directed automatically to Internet/Intranet web servers for viewing and printing via industry-standard web browsers.

IQ/Vision: IQ/Vision is an OLAP analysis tool providing users with the ability to analyze summarized data in a multidimensional format. Without any programming the user can drill up and down along hierarchies, pivot x-and-y axis, nest dimensions, and perform what-if analysis. Additionally the user can save different views or ""slices" of data and provide a ""briefing book" format to other IQ/Vision users.

IQ/VisionServer: IQ/VisionServer includes all of the functionality of IQ/SmartServer and supports the same server platforms. It also provides data access, dimension definition and the scheduling facilities to automate the OLAP date staging process including the creation of multidimensional data sets.

IQ/WebPak: IQ/WebPak includes applets and controls which allows users from within their browsers to manage reporting jobs and view results in the same rich format as the client/server products. It also includes facilities to control database logon when running reports dynamically from a Web browser



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                                   SCHEDULE B

License fees shall be paid to IQSC according to the following schedule:


I.    Sales to Existing Reseller Customer (no IQSC Sales Force Involvement)


Per copy license fees for Licensor Products will be computed at 50% of IQ List Price for Products listed below.

II.   Sales to New Customers (Utilizing IQSC Sales Force)


In all sales in which the IQSC sales force is utilized in a joint sales effort to a new customer, 100% of the license fees related to the Software listed below will be payable directly to IQSC. In such cases, Reseller shall be entitled to a finder's fee equal to 50% of total license fees related to the Software. Said fee shall be payable to Reseller upon receipt of payment for license fees by IQSC.

                                        IQSC Sales List
                                        ---------------

                                            Per Copy
                                          License Fees



IQ/ Objects

    Personal Edition                         $250
    Query Edition                            $495
    Reporting Edition                        $895
    Administrator Edition                    $995

IQ/Vision
    User Edition                             $795


IQ/SmartServer
    UNIX/NT                                  $12,500 Single Processor NT or Machine Class 3-8
                                             $17,500 Qual Processor NT or Machine Class 9-11
                                             $25,000 Qual Processor NT or Machine Class 12-14
                                             $37,500 Machine Class 15-17

IQ/Vision Server

    UNIX/NT                                  $20,000 Single Processor NT or Machine Class 3-8
                                             $27,500 Qual Processor NT or Machine Class 9-11
                                             $35,000 Qual Processor NT or Machine Class 12-14
                                             $50,000 Machine Class 15-17


NOTE: In the event that a large licensing agreement involves unusual pricing then IQSC and Reseller will negotiate in good faith a different royalty split.


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Machine Classifications

The attached document "IQ SmartServer--Machine Classification List" contains the machine classes referenced above. Appropriate classifications for machines not listed must be obtained from IQSC before sublicensing the Software.

                          MACHINE CLASSIFICATION LIST

HEWLETT-PACKARD
Workstations(A)
  3    705, 710 720, 730, 750
Servers(B)
  5    705
  6    807S, F10, E25
  7    710, 817S, 822S, F20, E35
  8    715, H20, B45, D200
  9    720, 827S, 842S, F30, E55, D210,
       K-100
 10    725, 730, 743, 837S, G30, H30, I30
 11    735, 847S, 852S, G40, H40, I40,
       D250(1AP), D350 (1AP), I200 (1-2APs) K-200 (1-2APs)
 12    750, 755, 857S, 860S, 865S, G50,
       H50, I50, D250 (2APs), D350 (2APs),
       J210 (1-2APs) K-200 (3-4APs),
       K-400 (1-2APs)
 13    857S, 890 (1-2APs), T500 (1-4 APs),
       G60, H60, I60, K-400 (3-4APs)
 14    877S, 870S-300/400, 890 (3-4APs),
       T500 (5-8SAPs), G70, H70, I70
 15    887, T500 (9-12APs)
 16    897, T500 (13+APs)
 12    D270
 13    D370
 11    K210 (1-2 APs)
 12    K210 (3-4 APs)
 12    K220 (1-2 APs)
 13    K220 (3-4 APs)
 12    K250 (1-2 APs)
 13    K250 (3-4 APs)
 13    K260 (1-2 APs)
 14    K260 (3-4 APs)
 12    K410 (1-2 APs)
 13    K410 (3-4 APs)
 12    K420 (1-2 APs)
 13    K420 (3-4 APs)
 13    K450 (1-2 APs)
 14    K450 (3-4 APs)
 14    K460 (1-2 APs)
 15    K460 (3-4 APs)

IBM RS6000
Workstations (A)
  3    POWERstation 22X, 23X, 24X, 25X
Servers (B)
  5    POWERserver/station 22X, 23X
  6    POWERserver/station 320H, 24X, 25X
  7    POWERserver/station 340, 340H, 350,
       355, C10, C20, E20
  8    POWERserver/station 36X, 37X, 520H,
       53X, 380, 390, 3AT, 3BT, F30, E30

  9    POWERserver/station 550, 550E, 50L,
       G30, (1-2APs)
 10    POWERserver/station 560, 560F, 570,
       G30 (3-4APs)
 11    POWERserver/station 580, 58H, 590,
       59H, R10, J30 (2APs)
 12    POWERserver 950, J30 (4APs)
 13    POWERserver 960, 970, J30 (6APs)
 14    POWERserver 980, 990, 980B, R24,
       J30 (8APs)
  6    43P-100
  6    43P-120
  6    43P-133
 10    F40
  8    39H
 10    G40 (1-2 APs)
 11    G40 (3-4 APs)
 11    591
 12    J40 (2 APs)
 13    J40 (4 APs)
 14    J40 (6 APs)
 15    J40 (8 APs)
 13    R20, R21
 14    R24
 11    R30 (2 APs)




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     12   R30 (4 APs)
     13   R30 (6 APs)
     14   R30 (8 APs)
     12   R40 (2 APs)
     13   R40 (4 APs)
     14   R40 (6 APs)
     15   R40 (8 APs)

SUN MICROSYSTEMS

Workstations (A)

     3    SPARCstation 2, IPC, IPX, ELC

Servers (B)

     8    SPARCserver 360
    11    SPARCserver 630, 650, 660
    12    SPARCserver 670, 690
     6    SPARCserver 10 Model 20
     7    SPARCserver 10 Model 30
     8    SPARCserver 10 Model 40, 41
     9    SPARCserver 10 Model 51, 52, 402
    10    SPARCserver 10 Model 54, 502, 512
     7    SPARCclassic Server
     8    SPARCserver 5 Model 70, 85
     9    SPARCserver 20 Model 50, 51, 61, 71
    10    SPARCserver 20 Model 502, 612
    11    SPARCserver 20 Model 514
    10    SPARCserver 1000c (2CPUs)
    11    SPARCserver 1000c (4CPUs)
    12    SPARCserver 1000c (8CPUs)
    11    SPARCcluster 1 (4CPUs)
    12    SPARCcluster 1 (8CPUs)
    13    SPARCcluster 1 (12CPUs)
    14    SPARCcluster 1 (16CPUs)
    12    SPARCcenter 2000 (4CPUs)
    13    SPARCcenter 2000 (8CPUs)
    14    SPARCcenter 2000 (9-16CPUs)
    15    SPARCcenter 2000 (17-20CPUs)
     8    Sun Ultra Enterprise 1 Model 140
     8    Sun Ultra Enterprise 1 Model 170
     9    Sun Ultra Enterprise 1 Model 170E
    10    Sun Ultra Enterprise 2
     9    Sun Ultra Enterprise 150
    11    Sun Ultra Enterprise 3000 (1-3 APs)
    12    Sun Ultra Enterprise 3000 (4-6 APs)
    13    Sun Ultra Enterprise 4000 (1-7 APs)
    14    Sun Ultra Enterprise 4000 (8-14 APs)
    13    Sun Ultra Enterprise 5000 (1-7 APs)
    14    Sun Ultra Enterprise 5000 (8-14 APs)
    15    Sun Ultra Enterprise 6000 (1-10 APs)
    16    Sun Ultra Enterprise 6000 (11-20 APs)
    17    Sun Ultra Enterprise 6000 (21-30 APs)

NT SERVERS

     5    NT with 1 Processor
    10    NT with 2 Processors
    12    NT with 4 Processors

(A) A workstation is a single user Unix machine connected via a network to a server machine.

(B) A server is (1) a machine supporting terminals connected via asynchronous connections and/or (2) a server is a machine that services one or more users on workstations.


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